Exhibit 99.1

CANYON GOLD CORP. –  Diversifies with the Acquisition of

DEFENSE TECHNOLOGY CORPORATION, LLC of Tarpon Springs, Florida (DTC).

Las Vegas - (Newsfile Corp. – October 6, 2015) - Canyon Gold Corp. (OTC-QB ‘CGCC’) (The Company) is pleased to announce that it has acquired a 100% interest in DEFENSE TECHNOLOGY CORPORATION, LLC. a Colorado Corporation, whereby DTC becomes a wholly owned subsidiary of CGCC.

As part of the company strategic growth plan to enhance shareowner value, and recognizing the persistent but temporarily depressed gold resources market, and after extensive analysis the company has decided to diversify and expand its focus on revenues and value in a critical need market sector.

In acquiring DTC, the company has acquired proprietary technologies unique in design and operation with its first product primarily designed for the important and rapidly expanding school safety market.

DEFENSE TECHNOLOGY CORPORATION, LLC: http://www.defensetechnologycorporation.com/

DTC was formed in 2007 to bring products to market in the areas of personal and collateral protection. DTC will succeed in the markets of personal and collateral protection by creating technology that is unique in design and operation. The company currently has two products in development that will change the face of their respective industries.

DTC has assembled a team of experts that have built relationships in target markets spanning over 3 years, enabling the company to deal directly with the decision makers specific to the products. DTC has presented to state and federal government departments and is positioned to move forward with the sale of products.

DTC‘s business model is based on the hub and spoke system operating in an identified market with a direct connection to decision makers. The markets for the lead product are the 105,000 U.S. public & private schools, colleges and universities. The core customer base is government, specifically federal, state, and regional, together with international replication and future commercial applications.

DTC’s VISION

Selling peace of mind to our customers through effective security products.

Encouraging adoption of cutting edge technologies by providing functional and budgetary viability.

Maintaining a company where research and creativity are nurtured, leading to a prosperous future for the company, our shareholders and our customers.

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“We welcome the seasoned management team of our newly acquired subsidiary ‘DTC’. With the acquisition of Defense Technology Corporation we are confident that together with the market vision, product expertise, and proprietary technology of DTC we will be able to bring success to the Company and our shareholders” said President and CEO Stephen M. Studdert of CanyonGold.

“Joining the Team of CanyonGold provides the opportunity to build and operate a superior production center for our planned Defense Technology Products with a view to a very bright future for the Company and value to its shareholders” said Jeffry Vanalstine, Chairman & CEO of the newly acquired subsidiary.

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THE COMPANY’S Gold Subsidiary, Long Canyon Gold Resources Corp. ‘LCGRC’  owns 30 mineral lease claims and has the opportunity to acquire additional claims in the mineral-rich Spruce Ridge area as well as in the similarly mineralized Pequop Mountains of the Long Canyon Trend Area of Nevada. These sections are adjacent to the original discovery acquire by Newmont Mining for 2.3 Billion Dollars. In expectation of resource market improvements, it is the company’s intention to explore its claims for the same type of target, a large tonnage gold deposit similar to the West Pequop Mountains Long Canyon type of Carlin Type gold deposit.

LCGRC continues in preparing and planning its phase two development program on its substantial Gold claims in Elko County Nevada. As gold market valuations improve in the future the Company will proceed with its planned deposit exploration.

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On behalf of the Board of Directors, Stephen M. Studdert., President & CEO
Company Contact:
1 800 520-9485 Stephen Studdert, President
Email:cgcc@canyongoldexploration.com

The Company trades on the OTC-BB/QB tier of the  OTC  market.  Investors  can  find  Real-time  quotes  and   market Information for the Company on http://www.otcmarkets.com/stock/CGCC/quote

Forward-Looking Statements

This news release includes certain “forward-looking statements".  All statements other than statements of historical fact, included in this release, including, without limitation, statements regarding potential mineralization and reserves, exploration results, and future plans and objectives or expected results of the Company, are forward-looking statements that involve various risks and uncertainties. Forward looking statements in this news release include that we will carry out an exploration program and exercise our option to lease additional claims. There can be no assurance that such statements will prove to be accurate and actual outcomes and results could materially differ from what is expressed, implied, or forecasted in forward-looking statements. Factors which may delay or prevent these forward-looking statements from being realized include misinterpretation of data; we may not be able to get equipment or labor as we need it; we with may not be able to raise sufficient funds to complete our intended exploration or carry on operations; that weather, logistical problems or hazards may prevent us from exploration; that equipment may not work as well as expected; that analysis of data may not be possible accurately and at depth; and that despite encouraging data there may be no commercially exploitable mineralization on our properties. Readers should refer to the risk disclosures outlined in the Company’s most recent reports filed with the Securities and Exchange Commission.